We hereby consent to the use in this Registration Statement on Form S-3 of Response USA, Inc. of our reports dated August 17, 1995 on the consolidated financial statements of Response USA, Inc. and of our report dated February 22, 1994 (March 4, 1994 as to Note 10) on the combined financial statements of United Video Associates, Inc. and Affiliates and of our report dated April 24, 1996 on the financial statements of MSG Security Systems, Inc. and of our report dated May 9, 1996 on the financial statements of Shelton Security, Inc. contained in such registration Statement, and to the reference to us, as appearing under the headings of "Experts" in the Prospectus, which is a part of such Registration Statement.

Fishbein & Company, P.C.
Elkins Park, PA
July 15, 1996



We hereby consent to the use in this Registration Statement on Form S-3 of our report dated November 23, 1994, relating to the financial statements of Universal Security Systems, Inc. We also consent to the reference to our firm under the caption "Experts" in the Registration.


							HOLZER, HUM & JACOBY, LLP


East Hanover, New Jersey
July 15, 1996




We consent to the use in this Registration Statement on Form S-3 of our report dated February 15, 1994, relating to the financial statements of the Medical Alert Systems Monitoring Division of
Emergency Response Systems, Inc.

We also consent to the reference to our firm under the caption
"Experts" in the Registration.

							Good Swartz & Berns



Los Angeles, California
July 15, 1996